Exhibit 5.1

[RUTTER HOBBS & DAVIDOFF INCORPORATED LETTERHEAD]

September 1, 2011

Lime Energy Co.

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

RE:      Lime Energy Co., Registration Statement on Form S-3 (the “Registration Statement”) dated September 1, 2011

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Lime Energy Co., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

1.               common stock, $0.0001par value per share (the “Common Stock”);

2.               preferred stock, $0.01 par value per share (the “Preferred Stock”);

3.               warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

4.               units, consisting of one or more shares of Common Stock and Warrants (the “Units”).

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $50,000,000, as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

We are acting as special counsel for the Company in connection with the filing of the Registration Statement.  The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) to the certificate of incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”) with respect thereto.  At the discretion of the Company, the Units may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent, and the Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent.

In connection with this opinion letter, we have examined and relied upon a signed copy of the Registration Statement to be filed with the Commission and originals or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), in each case as amended and restated through the date hereof; minutes of the directors’ and committee  meetings  of the Company through the date hereof, as made available to us by officers of the Company; and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We also have assumed (i) that the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) that one or more prospectus supplements or term sheets will be prepared and filed with the Commission describing the Securities offered thereby; (iii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the related prospectus and the applicable prospectus supplement or term sheet; (iv) that any Unit Agreement or Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, validly executed and delivered by all parties thereto other than the Company; (vii) that any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of  Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and Bylaws and not otherwise reserved for issuance; and (ix) that the Company will be validly existing as a corporation in good standing under the laws of the State of Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that all such agreements described herein are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Unit Agreement or Warrant Agreement or the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We  also have assumed that the execution and delivery by the Company of any Unit Agreement or Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We also have assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such  Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Company’s Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of  California, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.               With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, each as restated or amended to date, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the related prospectus and the applicable prospectus supplement or term sheet, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2.               With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a  Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, each as restated or amended to date, (iii) the shares of the series of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the related prospectus and the applicable prospectus supplement or term sheet, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.               With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Unit Agreement has been duly authorized, executed, and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement, (iv) the Units have been duly executed and delivered in accordance with any applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the related prospectus and the applicable prospectus supplement or term sheet, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.               With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any Warrant Agreement relating to the Warrants, (iv) the Warrants have been duly executed and countersigned in accordance with any Warrant Agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement, the related prospectus and the applicable prospectus supplement or term sheet, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such

Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein, in the related prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Rutter Hobbs & Davidoff Incorporated

RUTTER HOBBS & DAVIDOFF INCORPORATED